                                                Filed Pursuant to Rule 424(b)(3)
                                                   To Registration No. 333-59847

To:            Participants in the Blyth InvestDirect-SM- Direct Stock Purchase
               Plan

From:          Jane F. Casey Vice President

Date:          August 1, 2000

Subject: Prospectus Amendment (to Prospectus dated October 5, 1998, as amended) - Important Information About Our Plan

================================================================================

I'd like to take this opportunity to update some information that appears in the Prospectus that describes the Blyth InvestDirect-SM- Direct Stock Purchase Plan (the "Plan") and provide answers to some questions you may have.

1) On June 14, 2000, Blyth Industries, Inc. changed its name to Blyth, Inc. This move reflected our judgment that the word "Industries" does not suggest the type of consumer products business in which we're engaged. This change has no effect on your participation in the Plan.

2) The shareholder services business of Harris Bank & Trust ("Harris Trust") has been acquired by Computershare, Inc. ("Computershare"), and Computershare now acts as the Plan Agent to administer the Plan and to act as Agent for all Plan participants. However, this change will not affect your participation in the Plan, and you can continue to contact the new Plan Agent for your plan-related needs at the same address and telephone numbers as those which are listed for Harris Trust in the Prospectus.

3) In March, 2000, the Blyth Board of Directors declared the first of what it intends to be semi-annual dividends. You should have received an amended Prospectus by now which describes the procedure by which you may elect to have such dividends automatically reinvested in Blyth Common Stock. If you have not received your copy, you may request one by calling toll-free (877) 424-1968.

4) Over the next two months, we plan to add an online enrollment feature to the Plan. We expect that by October 1, 2000, anyone interested in participating in the Plan will be able to enroll online. In addition, by that date current participants may should be able to open an online account and make any future additional cash investments online.

Once the online enrollment feature is in place, we will reprint the Plan Prospectus, incorporating all of these changes. You will automatically receive a copy at that time.

Please feel free to call Computershare toll-free at (877) 424-1968 if you have any questions on this program.

PROSPECTUS AMENDMENT
(TO PROSPECTUS DATED OCTOBER 5, 1998)

         This Amendment to Prospectus amends the attached Prospectus dated October 5, 1998 (the "Prospectus"), which describes the Blyth INVESTDIRECTSM Stock Purchase Plan (the "Plan"), a direct stock purchase plan of Blyth Industries, Inc. ("Blyth" or the "Company"). Capitalized terms that are used herein without definition shall have the meanings assigned to such terms in, or by reference in, the Prospectus.

         Effective March 30, 2000, the Plan has been amended to allow dividends on shares of the Company's Common Stock to be automatically reinvested in shares of Common Stock. In order to reflect this change, the prospectus is hereby amended as follows:

1. The Subsection of the Prospectus entitled "Your Investment Options" which commences on page 4 of the Prospectus is hereby amended by adding the following new paragraph on page 5 of the Prospectus after the final paragraph of that Subsection and before the Subsection entitled "Purchasing Your Shares":

         "If you elect automatic reinvestment of dividends, cash dividends on all of your shares of Common Stock enrolled in the Plan will be automatically reinvested in additional shares of Common Stock."

2. The Subsection of the Prospectus entitled "Purchasing Your Shares" commencing on page 5 of the Prospectus is hereby amended by (a) adding the following new sentence to the end of the second paragraph of that Subsection, which appears on page 5:

         "For an investment made pursuant to an automatic dividend reinvestment, the brokerage commission will be $0.10 per share (or fraction of a share) and there will be no service charge."

and by (b) inserting the following new paragraph into that Subsection between the second and third paragraphs, which appear on page 5:

         "Harris Bank will purchase shares for dividend reinvestment on a semi-annual basis. Purchases may be made over a number of days at the discretion of Harris Bank. Your price will be the weighted average price of Blyth shares purchased during that period to satisfy Plan requirements."

and by (c) deleting the fifth paragraph of that Subsection, which appears on page 6,in its entirety and inserting the following in its place:

         "If you are making an investment otherwise than through an automatic monthly withdrawal, automatic dividend reinvestment or an automatic payroll deduction, your funds generally will be invested on the third Thursday of the month if a business day, or if not, on the next business day, so long as such funds are received by Harris Bank five business days prior to such investment date."

3. The Subsection of the Prospectus entitled "Changing Your Investment Options" which appears on page 8 of the Prospectus is amended by inserting after the first sentence of that Subsection the following new sentence:

         "Automatic dividend reinvestment may be changed or stopped in the same manner."

4. The Subsection of the Prospectus entitled "Fees" appearing on page 10 of the Prospectus is hereby amended by adding the following to the table of fees appearing in that Subsection:

         "Reinvestment of Dividends.................................No Charge"

5. The Subsection of the Prospectus entitled "Tax Consequences" which commences on page 10 of the Prospectus is hereby amended by inserting the following new paragraphs between the first and second paragraphs of that Subsection:

         "All dividends reinvested automatically under the Plan, as well as service charges of Harris Bank on shares purchased on the open market, are considered taxable income to you in the year they are paid. The total amount will be reported to you on a Form 1099 and to the Internal Revenue Service and, where applicable, to state tax authorities, shortly after the close of each year. Harris Bank will not withhold income taxes for U.S. citizens or entities.

         If you are a non-resident alien, or a non-U.S. entity, you generally are subject to a withholding tax on dividends, and Harris Bank is required to withhold an appropriate amount based on U.S. Treasury regulations or a treaty provision"

PROSPECTUS

                             BLYTH INDUSTRIES, INC.

                   BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN

This Prospectus describes the Blyth INVESTDIRECT(SM) Stock Purchase Plan (the "Plan"), a direct stock purchase plan of Blyth Industries, Inc. ("Blyth" or the "Company"). This Prospectus relates to the offer of up to 500,000 shares of Blyth's Common Stock, par value $0.02 per share ("Common Stock") pursuant to the Plan; it should be retained by participants in the Plan for future reference.

The Plan is designed to provide the employees and stockholders of Blyth, as well as others, a convenient means by which to purchase shares of Blyth's Common Stock. As a Plan participant you may:

    - Become a first time Blyth stockholder by purchasing shares of Blyth Common Stock directly through the Plan.

    - Purchase or sell shares of Blyth Common Stock easily and at low cost.

    - Purchase shares of Blyth Common Stock with automatic debits from your bank account, additional cash contributions or, in the case of employees of Blyth, automatic payroll deductions.

    - Transfer or gift your shares of Blyth Common Stock easily.

    - Enjoy "certificateless" ownership of your Blyth shares and easy tracking of your investment.

The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BTH." On October 2, 1998, the last reported sales price of the Common Stock on the NYSE was $26 9/16 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

The words "Blyth INVESTDIRECT"(SM) are a service mark of Blyth Industries, Inc.

                                OCTOBER 5, 1998

                             BLYTH INDUSTRIES, INC.

                   BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            -----
The Company............................................................           2
The Blyth INVESTDIRECT(SM) Stock Purchase Plan.........................           2
Legal Matters..........................................................          12
Experts................................................................          12
Available Information..................................................          12
Incorporation of Certain Documents By Reference........................          13

                            ------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                October 5, 1998

                             BLYTH INVESTDIRECT(SM)

                                  THE COMPANY

Blyth designs, manufactures, markets and distributes an extensive line of candles and home fragrance products, including scented candles, outdoor lighting products, potpourri and environmental home fragrance products, and markets a broad range of related candle accessories and decorative gift bags and tags. These products are sold under various brand names, including the names Colonial Candle of Cape Cod-Registered Trademark-, PartyLite Gifts-Registered Trademark-, Carolina Designs-TM-, Ambria-TM-, Canterbury-TM-,
Florasense-Registered Trademark-, Jeanmarie-Registered Trademark- and FilterMate-Registered Trademark-. Blyth is also a leading producer of portable heating fuel products sold under the Sterno-Registered Trademark- and Handy Fuel-Registered Trademark- brand names. Blyth markets its products through a wide variety of distribution channels, including a network of sales representatives and home party plan independent sales consultants serving the consumer market, and independent sales representatives and distributors serving the institutional market. Consumable products, which include candles, scented candles, outdoor lighting products, potpourri, other fragrance products, portable heating fuels and decorative gift bags and tags, account for approximately 60% of Blyth's net sales and candle accessories account for the balance of net sales. Blyth believes that it is a leading supplier in the natural home fragrance industry based on net sales and the breadth of distribution channels served.

Blyth was incorporated under Delaware law in 1977. Its principal executive offices are located at 100 Field Point Road, Greenwich, Connecticut 06830 and its telephone number is (203) 661-1926.

                 THE BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN

PURPOSE

The purpose of the Plan is to promote long-term stock ownership by Blyth employees and by existing and new stockholders of the Company.

PLAN ADMINISTRATION

Blyth has appointed the existing Transfer Agent for Blyth Common Stock, Harris Trust and Savings Bank ("Harris Bank"), as the Plan

                             BLYTH INVESTDIRECT(SM)

Agent to administer the Plan and to act as Agent for all Plan participants. As Plan Agent, Harris Bank will purchase and hold shares of Common Stock for the Plan participants, keep records, send statements, and perform other duties required by the Plan. You may send correspondence to the Plan Agent addressed as follows:

                                  Harris Bank
                   Blyth INVESTDIRECT(SM) Stock Purchase Plan
                                 P.O. Box A3309
                          Chicago, Illinois 60690-3309

You may also correspond with the Plan Agent by phone, FAX or by contacting its web site, as follows:

                                  Harris Bank
                       Phone: 1-877-424-1968 (toll free)
                              FAX: 1-312-461-5543
                            web site: www.harris.com

ENROLLMENT

If you own shares of Blyth Common Stock that are registered in your name, you may join the Plan by completing the Enrollment Form for Registered Shareholders and returning it by mail to the address specified in such Enrollment Form.

If you own shares of Blyth Common Stock, but they are held in the name of a bank nominee or a broker in "street name," you may ask your bank or a broker to register some or all of your Blyth shares directly in your name, or you may have them send your shares directly to Harris Bank (contact Harris Bank for delivery instructions). In either case, you may then enroll in the Plan as explained above. Alternatively, you may leave your existing shares in street name and separately enroll in the Plan as explained in the next paragraph.

If you do not own any shares of Blyth Common Stock, or if you own only shares registered in street name which you do not want to enroll in the Plan, you may enroll in the Plan by completing the Enrollment Form for Non-Registered Shareholders and returning it by mail to the address specified in such Enrollment Form. If you do not elect to make investments through an automatic monthly withdrawal from your bank account, or through a payroll deduction, as described below, you must enclose a check or money order, in U.S. dollars, for at least

                             BLYTH INVESTDIRECT(SM)

$250, $10 of which will be applied toward payment of an initial enrollment fee and the balance of which will be applied towards your initial investment.

If you have elected to make investments through an automatic monthly withdrawal from your bank account, you must enclose a check or money order, in U.S. dollars, for at least $50, $10 of which will be applied toward payment of an initial enrollment fee and the balance of which will be applied towards your initial investment.

If you are an employee of Blyth or one of its subsidiaries who has elected to make investments through an automatic payroll deduction, you may enroll by completing the Enrollment Form for Employees of Blyth Industries, Inc. and its subsidiaries and returning it by mail to the address specified in such Enrollment Form. Blyth has waived the enrollment fee, as well as the obligation to make an initial investment by check or money order, for any employee of Blyth who has elected to make investments through an automatic payroll deduction.

YOUR INVESTMENT OPTIONS

Once enrolled in the Plan, you may purchase additional Blyth shares at any time by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and your optional cash investments during any one calendar month may not exceed $10,000. Your additional investments may be made by mailing a check or money order in U.S. dollars to Harris Bank using the tear-off form on your Plan Statement.

You may also purchase Blyth shares by authorizing an automatic monthly withdrawal from your bank account of at least $50 but not more than $10,000. Investments of automatic monthly withdrawals from your bank account will generally occur on the third Thursday of every month if a business day, or if not, on the next business day (the "Monthly Withdrawal Investment Date"). In order to allow for orderly purchases, the funds will be deducted from your bank account five business days prior to the Monthly Withdrawal Investment Date. Automatic monthly withdrawals will begin in the month after your automatic monthly withdrawal election has been processed.

Employees of Blyth and its subsidiaries may purchase Blyth shares by authorizing an automatic payroll deduction of at least $50 in the case

                             BLYTH INVESTDIRECT(SM)

of those employees who are paid bi-weekly, which will be deducted each month from the first paycheck of the month, and at least $10 in the case of employees who are paid weekly, which will be deducted from each paycheck. Investments of automatic payroll deductions will generally occur on the 15th day of every month if a business day, or if not, on the next business day (the "Payroll Deduction Investment Date"). Automatic payroll deductions will begin at the end of the first full payroll period after your automatic payroll deduction election has been processed.

PURCHASING YOUR SHARES

Harris Bank may purchase shares of Blyth Common Stock either in the open market or directly from Blyth. Shares purchased directly from Blyth will be issued from authorized but unissued or treasury shares. Harris Bank will make purchases for initial and optional cash investments on a monthly basis.

For Plan shares purchased on the open market, your purchase price will be the weighted average price paid by Harris Bank on the day the shares are purchased, plus, except in the case of an investment made pursuant to an automatic payroll deduction, both a service charge and a brokerage commission. The brokerage commission will be $0.10 per share (or fraction of a share) purchased. In general, the service charge will be $5.00 per transaction. However, if you have elected to make investments through automatic monthly withdrawals from your bank account, the service charge will only be $1.50 per transaction. Moreover, if you are an employee of Blyth who has elected to make automatic investments through payroll deductions, you will not be charged a service charge or a brokerage commission for investments made through automatic payroll deductions.

If you authorize automatic monthly withdrawals from your bank account, your money will be transferred five business days prior to the Monthly Withdrawal Investment Date, and such funds generally will be invested no later than the Monthly Withdrawal Investment Date.

If you are an employee of Blyth or one of its subsidiaries, and if you authorize automatic payroll deductions, the funds that you have elected to invest will be deducted from your payroll on the first payday of each month, in the case of employees who are paid bi-weekly, and every payday, in the case of employees who are paid on a weekly

                             BLYTH INVESTDIRECT(SM)

basis. Such payroll deductions generally will be invested no later than the Payroll Deduction Investment Date.

If you are making an investment otherwise than through an automatic monthly withdrawal or an automatic payroll deduction, your funds generally will be invested on the third Thursday of the month if a business day, or if not, on the next business day, so long as such funds are received by Harris Bank five business days prior to such investment date.

For Plan shares purchased from Blyth, your price will be the average of the daily high and low sales prices of Blyth shares as reported by the New York Stock Exchange on the purchase date.

After each transaction, Harris Bank will send you a statement which will include the purchase price of your shares and the brokerage commission charged.

TIMING AND CONTROL OF PURCHASES

Harris Bank will arrange for the purchase of all Blyth shares for the Plan. Neither Blyth nor any Plan participant will control either the timing or pricing of shares purchased. Accordingly, you will bear any risk associated with fluctuations in the market price of Blyth Common Stock while your funds are held pending investment. In addition, you will not earn interest on cash held by the Plan Agent for your account pending investment.

ALL CASH INVESTMENTS ARE SUBJECT TO COLLECTION BY HARRIS BANK

If your check or automatic monthly withdrawal from a bank account is rejected because of insufficient funds, Harris Bank will charge you an uncollected funds fee of $25.00, cancel your purchase request and immediately remove any shares of Blyth Common Stock purchased on the credit of the uncollected funds. Harris Bank may sell such shares to satisfy any uncollected amounts plus the $25 fee, and, if the proceeds of such sale are insufficient, Harris Bank may sell additional shares from your Plan account until the uncollected balance and such fee are satisfied in full.

                             BLYTH INVESTDIRECT(SM)

GIFTS

You may make gifts of Blyth shares held by you in the Plan to another person by calling Harris Bank and requesting transfer instructions. Gifts must be a minimum of five shares and must be made in whole shares. Once your completed transfer instructions are received, your request will be processed promptly by Harris Bank. A $5 service charge will be imposed with respect to each such gift.

You may also make a gift by establishing a new account and making an initial investment in the recipient's name. If the recipient is already a Plan participant, you may make a gift by making an optional cash investment in the recipient's name. However, whether you are establishing an account or making an optional cash investment as a gift, you are subject to minimum requirements and enrollment fees established by the Plan, as well as a gift service charge of $5.

"CERTIFICATELESS" HOLDING OF YOUR BLYTH SHARES

The Plan permits you to deposit all of your Blyth stock certificates with Harris Bank. By doing so, shares which you deposit and all shares purchased under the Plan will be held in book entry form and no certificate will be issued. As a Plan participant, you will receive semi-annual statements from Harris Bank advising you as to the number of shares in your account. You may sell, transfer or make gifts of stock simply by giving Harris Bank written instructions. At any time, if you want certificates for some or all of your shares, you must send a written request to Harris Bank and they will send you your certificates.

To deposit certificates for shares of Blyth Common Stock you already own into your Plan account, send them by insured mail with appropriate instructions to:

                                  Harris Bank
                   Blyth INVESTDIRECT(SM) Stock Purchase Plan
                                 P.O. Box A3309
                          Chicago, Illinois 60690-3309

OBTAINING STOCK CERTIFICATES FOR YOUR PLAN SHARES

To obtain a stock certificate for any or all of your shares of Blyth Common Stock that are purchased pursuant to the Plan, complete the tear-off form on your Plan Statement and mail or fax both sides of the

                             BLYTH INVESTDIRECT(SM)

form to Harris Bank at 1-312-461-5543. Stock certificates will not be issued for fractions of shares.

YOUR PLAN STATEMENTS AND CONFIRMATIONS

Harris Bank will mail you a semi-annual statement showing all transactions for your account during the preceding six months, including year-to-date and other account information. Each time you purchase, deposit, transfer, gift or withdraw shares, Harris Bank will send you a transaction statement.

YOUR RIGHTS AS A BLYTH STOCKHOLDER

Plan participants possess all of the rights and privileges that any Blyth stockholder enjoys. As a Blyth stockholder, you will also receive copies of all communications sent generally to Blyth stockholders, including annual reports and proxy statements. The proxy statement and proxy form for meetings of Blyth stockholders will cover all the Blyth shares you own, including any shares you own directly outside of the Plan (other than shares held in street name, as to which a separate mailing will be made). The proxy allows you to indicate how you want your shares to be voted.

CHANGING YOUR INVESTMENT OPTIONS

You may change or stop automatic monthly withdrawals from your bank account by mailing the tear-off form on your Plan Statement to Harris Bank. Harris Bank must receive your written request at least five business days before the date of the next automatic withdrawal. Forms may be obtained by calling Harris Bank at 1-877-424-1968 (toll free). If you are an employee of Blyth or one of its subsidiaries, you may change or stop your automatic payroll deductions by notifying your payroll manager that you wish to change or stop such deductions (subject to Blyth's stock trading "blackout" policies for its employees as in effect from time to time), in which event the deductions will be stopped or changed as soon as practicable after the date of your notice.

REFUNDS

You may obtain a refund of your initial investment or any optional cash investment if your written request for refund is received by Harris

                             BLYTH INVESTDIRECT(SM)

Bank at least two business days prior to the investment date. Harris Bank will mail you a refund check within approximately two weeks of your request.

SELLING YOUR SHARES

You may sell some or all of your shares held in the Plan by mailing the tear-off form on your Plan Statement to Harris Bank. Harris Bank will generally sell shares within five business days from the date of receipt of the request. Your sales price will be the weighted average price received by Harris Bank for all sales made on the day on which your shares are sold. The cash proceeds that you will receive for the shares sold will be equal to this weighted average daily sales price, less both a service charge of $10.00 and a brokerage commission of $0.10 per share (or fraction of a share). Please note that Harris Bank cannot accept instructions to sell on a specific day or at a specific price. Harris Bank will mail you a check for the net proceeds from the sale of your shares within three business days after the settlement date.

If you prefer, you may withdraw your Blyth shares from the Plan and sell them through your broker.

WITHDRAWAL FROM THE PLAN

You may withdraw from the Plan at any time by giving written notice of your desire to withdraw to Harris Bank. Upon withdrawal, you may instruct Harris Bank to sell your Blyth shares held in the Plan, as described above, or to send you stock certificates for all of your Blyth shares in the Plan. Fractional shares will be liquidated and Harris Bank will send the net proceeds to you. A tear-off form for withdrawing from the Plan will be provided by Harris Bank in your transaction statement.

If the shares in your Plan account fall below one full share, Harris Bank will automatically liquidate the fractional share, close your Plan account and send the net proceeds to you. Sales of a fractional share will be subject to the same service charges and brokerage commissions as a sale of a whole share.

                             BLYTH INVESTDIRECT(SM)

FEES

All Plan fees and charges are subject to change by Blyth and Harris Bank. Participants will be notified promptly of any changes. The current Plan fees and charges are as follows:

DESCRIPTION                                              AMOUNT
-------------------------------------------------------  ---------------------
Initial enrollment fee, if applicable*.................  $10.00
Service charge for optional cash investments...........  $5.00 per purchase
Service charge for investment of automatic bank
  withdrawals..........................................  $1.50 per purchase
Brokerage commissions on purchase of Plan shares*......  $0.10 per share
Service charge for sale of Plan shares.................  $10.00 per sale
Brokerage commissions on sale of Plan shares...........  $0.10 per share
Gifts of shares........................................  $5.00 per gift
Certificate deposit ("Certificateless Holdings").......  No Charge
Previous years' Plan statements........................  $10.00 per year
Charge for dishonored checks/automatic monthly
  withdrawals..........................................  $25.00

------------------------

* Blyth employees who have elected to make investments through automatic payroll deductions will not be charged an initial enrollment fee nor will they be charged a service charge or brokerage commissions for the purchase of shares through payroll deductions.

TAX CONSEQUENCES

If you are an employee of Blyth or one of its subsidiaries who has elected to make investments though automatic payroll deductions, the brokerage commissions on the purchase on the open market of Plan shares acquired with funds derived from such automatic payroll deductions, as well as service charges of Harris Bank for such purchases ($1.00 per transaction), will be considered taxable income to you because they will be paid for your account by Blyth. The total amount of such commissions and service charges will be reported to you on your W-2 and will be subject to payroll withholding in accordance with applicable law. Such amounts will also be reported to the Internal

                             BLYTH INVESTDIRECT(SM)

Revenue Service and, where applicable, to state tax authorities shortly after the close of each year.

All Blyth shares that are sold through Harris Bank will be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. A transfer of shares to the Plan or withdrawal of shares which are not actually sold will not generate a gain or loss for federal income tax purposes.

Be sure to keep your Plan Statements for income tax purposes.

If you have any questions about the tax treatment of any transaction or your participation in the Plan, please consult your tax advisor.

CHANGES TO THE PLAN

Blyth may terminate or change the Plan, including its fees and charges, at any time. We will send you written notice of any significant changes. Blyth and Harris Bank also have the right to adopt other rules and regulations from time to time in order to enhance the operation of the Plan.

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

In the event that shares of Blyth Common Stock are distributed in connection with any stock dividend, stock split or similar transaction, each Plan account will be adjusted to reflect the receipt of the distributed shares in book entry form. Your Plan Statement will reflect any such adjustments.

RESPONSIBILITIES OF BLYTH AND HARRIS BANK

Neither Blyth nor Harris Bank shall be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus.

FOREIGN INVESTORS

If you are a non-U.S. investor, you are responsible for ensuring that your participation in the Plan does not violate any laws of your home country, and neither Blyth nor Harris Bank will be responsible for compliance with non-U.S.laws. Blyth reserves the right to limit or deny enrollment in the Plan by any non-U.S. investor.

                             BLYTH INVESTDIRECT(SM)

USE OF PROCEEDS

The proceeds from the sale by Blyth of newly issued shares will be used for general corporate purposes.

                                 LEGAL MATTERS

Certain legal matters in connection with the Plan will be passed upon for Blyth by Finn Dixon & Herling LLP, Stamford, Connecticut. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of securities pursuant to the Plan, beneficially own an aggregate of 15,150 shares of Common Stock.

                                    EXPERTS

The audited consolidated financial statements and schedules of the Company as of January 31, 1997 and for each of the two fiscal years ended January 31, 1996 and 1997, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 into this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

The audited consolidated financial statements and schedules of the Company as of January 31, 1998 and for the fiscal year ended January 31, 1998, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 into this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part, have been incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP (Coopers & Lybrand L.L.P. prior to its July 1, 1998 with Price Waterhouse LLP), independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

A Registration Statement on Form S-3 under the Act, including amendments thereto, relating to the shares of Common Stock offered

                             BLYTH INVESTDIRECT(SM)

pursuant to the Plan has been filed by the Company with the Securities and Exchange Commission (the "Commission"), Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered pursuant to the Plan, you may refer to such Registration Statement and exhibits and schedules filed as a part thereof. The Company also files periodic reports, proxy statements and other information with the Commission. You may inspect a copy of the Registration Statement and such other materials without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of all or any portion of the Registration Statement and other such materials from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Copies of such documents may also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

    (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1998, including portions of the Company's Proxy Statement dated April 29, 1998 relating to the Company's 1998 Annual Meeting of Stockholders and portions of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1998, which are incorporated therein by reference.

    (2) The Company's Proxy Statement dated April 29, 1998.

                             BLYTH INVESTDIRECT(SM)

    (3) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

    (4) The Company's Current Report on Form 8-K filed on June 5, 1998.

    (5) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1998 and July 31, 1998.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be incorporated by reference into this Prospectus and shall be deemed to be part of this Prospectus from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830 (Attention: Investor Relations Department) (telephone: (203) 661-1926).

                   BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN

                  ENROLLMENT FORM FOR REGISTERED SHAREHOLDERS

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)

/ / SINGLE/JOINT ACCOUNT*          / / CUSTODIAL ACCOUNT*             / / TRUST ACCOUNT*
Name                               Custodian's Name                   Trust Name or Beneficiary
Joint Owner (if any)               Minor's Name                       Trustee Name
Joint Owner (if any)               Minor's State of Residence         Date of Trust

* Joint account will be presumed   * A minor is the beneficial owner
to be joint tenants with right of  of the account with an adult       * Trust account is established in
survivorship unless restricted by  custodian managing the account     accordance with the provisions of
applicable state law or otherwise  until the minor becomes of age,    a trust agreement.
indicated. Only one Social         as specified in the Uniform Gifts
Security Number is required.       To Minors Act in the minor's
                                   state of residence.
  SOCIAL SECURITY NUMBER
  SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT
  REPRESENTS A GIFT.

  ACCOUNT ADDRESS
                                   Street, City, State, Zip Code and Daytime Telephone Number

ENCLOSED IS A CHECK FOR                                                 $  ,   .

The minimum initial investment is $250 (or $50 if you elect automatic deductions from your bank or financial institution), the maximum initial investment is $10,000. No interest will be paid on funds held pending investment.

/ / AUTOMATIC DEDUCTIONS Please check this box and complete the Automatic Deductions Form on the reverse side if you wish to make additional cash investments by Automatic Deductions from your bank or financial institution.

/ / FULL DIVIDEND REINVESTMENT Reinvest my dividends that become payable on this account, on all stock now held or any future holdings, and accept any optional cash investments you may receive.

Participation in the Plan is subject to the terms outlined in the Prospectus, which I (we) have fully read. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I (we) hereby warrant, under penalties of perjury, that the social security number provided is correct. If I
(we) have checked the automatic deduction box above, I (we) hereby authorize Harris Trust and Savings Bank to make monthly automatic transfers of funds from the checking or savings account in the amount stated. This monthly deduction will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my (our) account.

Signature:                                            Date:
                                                      Daytime
Signature:                                            Telephone Number:

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTION

Complete this form if you wish to purchase additional shares by AUTOMATIC DEDUCTIONS from your bank or financial institution. Please complete all 6 steps.

1.         TYPE OF ACCOUNT: Check One.  / / Checking Account  / / Savings Account

2.         BANK ACCOUNT NUMBER: Enter your bank account number found in the lower left portion of your check or deposit slip as illustrated in the example below.

3.         BANK ROUTING NUMBER (ABA): Enter your bank's 9 digit number (ABA number) found in the lower left portion of your check or deposit slip as illustrated below.


4.         AMOUNT OF AUTOMATIC DEDUCTION Enter the amount to be deducted from your bank account approximately five business days prior to the third Thursday of each month. ($50 minimum; $10,000 maximum per month.)
   $                             ,                                .

4.
   $


5.         NAME ON BANK ACCOUNT: Enter the name that appears on the bank account as illustrated in the example below.

6.         FINANCIAL INSTITUTION: Enter the information on your financial institution as illustrated in the example below.

           FINANCIAL
           INSTITUTION
           BRANCH
           NAME
           BRANCH
           STREET ADDRESS
           BRANCH
           CITY, AND ZIP CODE

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

USE THIS ILLUSTRATION AS A GUIDE TO COMPLETE THE ABOVE FORM

                                     [LOGO]

Completed and signed form should be mailed with your check or money order to:

                                    Harris Bank
                                    Blyth INVESTDIRECT(SM) Stock Purchase Plan
                                    P.O. Box A3309
                                    Chicago, Illinois 60690-3309

                   BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN

                ENROLLMENT FORM FOR NON-REGISTERED SHAREHOLDERS

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)

/ / SINGLE/JOINT ACCOUNT*          / / CUSTODIAL ACCOUNT*             / / TRUST ACCOUNT*
Name                               Custodian's Name                   Trust Name or Beneficiary
Joint Owner (if any)               Minor's Name                       Trustee Name
Joint Owner (if any)               Minor's State of Residence         Date of Trust

* Joint account will be presumed   * A minor is the beneficial owner
to be joint tenants with right of  of the account with an adult       * Trust account is established in
survivorship unless restricted by  custodian managing the account     accordance with the provisions of
applicable state law or otherwise  until the minor becomes of age,    a trust agreement.
indicated. Only one Social         as specified in the Uniform Gifts
Security Number is required.       To Minors Act in the minor's
                                   state of residence.

  SOCIAL SECURITY NUMBER
  SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT
  REPRESENTS A GIFT.

  ACCOUNT ADDRESS
                                   Street, City, State, Zip Code and Daytime Telephone Number

ENCLOSED IS A CHECK FOR                                            $    ,      .

The minimum initial investment is $250 (or $50 if you elect automatic deductions from your bank or financial institution), the maximum initial investment is $10,000. No interest will be paid on funds held pending investment.

/ / AUTOMATIC DEDUCTIONS Please check this box and complete the Automatic Deductions Form on the reverse side if you wish to make additional cash investments by Automatic Deductions from your bank or financial institution.

/ / FULL DIVIDEND REINVESTMENT Reinvest my dividends that become payable on this account, on all stock now held or any future holdings, and accept any optional cash investments you may receive.

Participation in the Plan is subject to the terms outlined in the Prospectus, which I (we) have fully read. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I (we) hereby warrant, under penalties of perjury, that the social security number provided is correct. If I
(we) have checked the automatic deduction box above, I (we) hereby authorize Harris Trust and Savings Bank to make monthly automatic transfers of funds from the checking or savings account in the amount stated. This monthly deduction will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my (our) account.

Signature:                                            Date:
                                                      Daytime
Signature:                                            Telephone Number:

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTION

Complete this form if you wish to purchase additional shares by AUTOMATIC DEDUCTIONS from your bank or financial institution. Please complete all 6 steps.

1.         TYPE OF ACCOUNT: Check One.  / / Checking Account  / / Savings Account

2.         BANK ACCOUNT NUMBER: Enter your bank account number found in the lower left portion of your check or deposit slip as illustrated in the example below.

3.         BANK ROUTING NUMBER (ABA): Enter your bank's 9 digit number (ABA number) found in the lower left portion of your check or deposit slip as illustrated below.



4. AMOUNT OF AUTOMATIC DEDUCTION Enter the amount to be deducted from your bank account approximately five business days prior to the third Thursday of each month. ($50 minimum; $10,000 maximum per month.)


5.         NAME ON BANK ACCOUNT: Enter the name that appears on the bank account as illustrated in the example below.

6.         FINANCIAL INSTITUTION: Enter the information on your financial institution as illustrated in the example below.


           FINANCIAL
           INSTITUTION
           BRANCH
           NAME
           BRANCH
           STREET ADDRESS
           BRANCH
           CITY, AND ZIP CODE

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

USE THIS ILLUSTRATION AS A GUIDE TO COMPLETE THE ABOVE FORM

                                     [LOGO]

Completed and signed form should be mailed with your check or money order to:

                                    Blyth INVESTDIRECT(SM) Stock Purchase Plan
                                    Shareholder Communications Corp.
                                    P. O. Box 1004
                                    Bowling Green Station
                                    New York, NY 10275-1004

                   BLYTH INVESTDIRECT(SM) STOCK PURCHASE PLAN
                            INITIAL ENROLLMENT FORM
          FOR EMPLOYEES OF BLYTH INDUSTRIES, INC. AND ITS SUBSIDIARIES

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)

/ / SINGLE/JOINT ACCOUNT*           / / CUSTODIAL ACCOUNT*              / / TRUST ACCOUNT*
Name                                Custodian's Name                    Trust Name or Beneficiary
Joint Owner (if any)                Minor's Name                        Trustee Name
Joint Owner (if any)                Minor's State of Residence          Date of Trust

* Joint account will be presumed    * A minor is the beneficial owner   * Trust account is established in
to be joint tenants with right of   of the account with an adult        accordance with the provisions of
survivorship unless restricted by   custodian managing the account      a trust agreement.
applicable state law or otherwise   until the minor becomes of age, as
indicated. Only one Social          specified in the Uniform Gifts To
Security Number is required.        Minors Act in the minor's state of
                                    residence.
SOCIAL SECURITY NUMBER

SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT REPRESENTS A GIFT.

--------------------------------------------------------------------------------

1.  PAYROLL FREQUENCY:  Check one. / / Biweekly  / / Weekly

2.  AMOUNT OF AUTOMATIC DEDUCTION:
    Enter the amount to be deducted ($50 minimum per
    paycheck; $10,000 maximum
    per month) from the first paycheck of each month           $
    (biweekly payroll frequency):
                                                                                ,                    .
    Enter the amount to be deducted ($10 minimum per
    paycheck; $10,000 maximum
    per month) from each paycheck (weekly payroll              $
    frequency):
                                                                                ,                    .

/ / FULL DIVIDEND REINVESTMENT Reinvest my dividends that become payable on this account, on all stock now held or any future holdings, and accept any optional cash investments you may receive.

--------------------------------------------------------------------------------

Participation in the Plan is subject to the terms outlined in the Prospectus, which I (we) have fully read. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I (we) hereby warrant, under penalties of perjury, that the social security number provided is correct. I
(we) hereby authorize Blyth Industries, Inc. or one of its subsidiaries to make automatic payroll deductions in the amount stated. I (we) understand that no interest will be paid on funds pending investment. These deductions will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my
(our) account.

Signature:                                                 Date:
                                                           Daytime
Signature:                                                 Telephone Number:

Completed and signed form should be mailed to:

                                   Blyth INVESTDIRECT(SM) Stock Purchase Plan
                                   Blyth Industries, Inc.
                                   470 Mission Common Drive--Suites 2 & 4
                                   Carol Stream, IL 60188
                                   Attn: Payroll Manager

BLYTH INDUSTRIES INC                                                ENROLLMENT
COMMON STOCK                                                       AUTHORIZATION


Account Number


                                                RETURN TO:


                                                HARRIS TRUST AND SAVINGS BANK
                                                P.O. BOX A3309
                                                CHICAGO, IL 60690-3309



I hereby appoint the Harris Trust and Savings Bank "Plan Administrator" as my agent subject to the Terms and Conditions set forth in the accompanying prospectus or brochure to invest my dividends received from the Company as indicated by the option chosen on this form. I further acknowledge and agree that my participation in the Plan will be subject to the Terms and Conditions of Participation as set forth in the prospectus or brochure or as amended by the Company. Participation in the Plan will continue until I notify the Plan Administrator in writing of my desire to terminate participation, and is subject to the terms of participant withdrawal as agreed upon in the Company's prospectus or brochure.

If you do not sign and return this form you will continue to receive dividend checks.

PLEASE REFER TO THE PLAN PROSPECTUS OR BROCHURE BEFORE MAKING A CHOICE.

/ / FULL DIVIDEND REINVESTMENT:
    Reinvest my dividends that become payable on this account, on all stock now held or any future holdings, and accept any optional cash investments you may receive.


--------------------------------------------------------------------------------
SIGNATURE OF REGISTERED OWNER(S)

X                                       X
--------------------------------------------------------------------------------


               AUTHORIZATION IS NOT VALID UNLESS -------------------------------
THIS IS NOT    THIS FORM IS SIGNED BY ALL        DATE     DAYTIME PHONE NUMBER
  A PROXY      REGISTERED SHAREHOLDERS.
-----------
                                                 -------------------------------


If you wish to make an optional investment at this time, please make your check payable to "HARRIS BANK"

                                                PLEASE REFER TO THE ENCLOSED
                        ----------------------  PLAN DESCRIPTION FOR INVESTMENT
ATTACHED IS A CHECK FOR $                       MINIMUMS AND MAXIMUMS
                        ----------------------

Please write the above account number on your check.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.